Exhibit 1.1




                             15,000,000 SHARES

                    METROMEDIA INTERNATIONAL GROUP, INC.

                                COMMON STOCK

                             ($1.00 PAR VALUE)

                           UNDERWRITING AGREEMENT
                           ----------------------

                                                              June __, 1996


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
FURMAN SELZ LLC
SCHRODER WERTHEIM & CO. INCORPORATED

  As representatives of the several U.S. Underwriters named in
Schedule I hereto
c/o  Donaldson, Lufkin & Jenrette
       Securities Corporation
     277 Park Avenue
     New York, New York  10172

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
FURMAN SELZ LLC
J. HENRY SCHRODER & CO. LIMITED

  As representatives of the several International
Managers named in Schedule II hereto
c/o  Donaldson, Lufkin & Jenrette
       Securities Corporation
     277 Park Avenue
     New York, New York  10172

Ladies and Gentlemen:

          Metromedia International Group, Inc., a Delaware corporation (the "Company"), confirms its agreement with (i) the several U.S. underwriters listed in Schedule I hereto (the "U.S. Underwriters"), for whom Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Furman Selz LLC ("Furman Selz") and Schroder Wertheim & Co. Incorporated have been duly authorized to act as representatives (the "U.S. Representatives"), and (ii) the several International Managers named in Schedule II hereto (the "International Managers"), for whom DLJ, Furman Selz and J. Henry Schroder & Co. Limited have been duly authorized to act as repre-sentatives (the "International Representatives" and, together with the U.S. Representatives, the "Representatives"). The U.S. Underwriters and the International Managers are hereinafter collectively referred to as the "Underwriters." The agreement is as follows:

          1.  The Shares.  Subject to the terms and conditions herein set
              ----------
forth, the Company proposes to sell to the Underwriters an aggregate of 15,000,000 shares (the "Firm Shares") of common stock, $1.00 par value per share, of the Company (the "Common Stock") as follows: 12,000,000 Firm Shares (the "U.S. Shares") of Common Stock will be sold to the U.S. Underwriters in connection with the offering and sale of such U.S. Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement between U.S. Underwriters and International Managers of even date herewith), and 3,000,000 Firm Shares (the "International Shares") will be sold to the International Managers in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons.

          The Company also proposes to sell to the U.S. Underwriters an aggregate of not more than 2,250,000 additional shares of Common Stock (the "Additional Shares"), if requested by the U.S. Underwriters as provided in
Section 3 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares."

          The Shares are being issued and sold concurrently with the consummation of (i) the merger (the "Goldwyn Merger") of a wholly owned subsidiary of the Company with and into The Samuel Goldwyn Company, a Dela-ware corporation ("Goldwyn"), and (ii) the merger (the "MPCA Merger") of a wholly owned subsidiary of the Company with and into Motion Picture Corporation of America, a Delaware corporation ("MPCA"). The Goldwyn Merger is being effected pursuant to the Agreement and Plan of Merger dated as of January 31, 1996, by and among the Company, SGC Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Company (the "Goldwyn

Merger Sub"), and Goldwyn, as amended by Amendment No. 1 to the Goldwyn Merger Agreement dated as of May 29, 1996 (such agreement, as so amended, the "Goldwyn Merger Agreement"). Pursuant to the Goldwyn Merger Agreement, Goldwyn will become a wholly owned subsidiary of the Company. The MPCA Merger is being effected pursuant to the Agreement and Plan of Merger dated as of May 17, 1996, by and among the Company, MPCA Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Company (the "MPCA Merger Sub"), Bradley Krevoy, Steven Stabler and MPCA (the "MPCA Merger Agreement"). Pursuant to the MPCA Merger Agreement, MPCA will become a wholly owned subsidiary of the Company.

          Prior to or concurrently with the issuance and sale of the Shares, Orion Pictures Corporation, a wholly owned subsidiary of the Company ("Orion"), and Goldwyn will enter into a new $300 million secured credit facility, consisting of a $200 million five-year term loan facility and a $100 million revolving credit facility (together with the documents and agreements contemplated thereby, the "Entertainment Group Credit Facil-ity"), with Chemical Bank, as administrative agent, and certain lenders named in such credit facility.

          2.  Registration Statement and Prospectus.  The Company has
              -------------------------------------
prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promul-gated pursuant thereto (collectively, the "Act"), a registration statement on Form S-3 (No. 333-3353), including a preliminary prospectus, subject to completion, relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the
Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connec-tion with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front and back cover pages. The registration statement, as amended at the time it becomes effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case all documents incorporated or deemed incorporated by reference therein, if any, all financial statements and exhibits, and the informa-tion, if any, contained in a prospectus or term sheet subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A or Rule 434 under the Act (as applicable), and any additional registration statement relating to the issuance of additional shares of Common Stock filed pursuant to Rule 462(b) under the Act, is hereinafter referred to as the "Registration Statement"; and the U.S. pro-spectus and the international prospectus, constituting a part of the Regis-tration Statement at the time it became effective, or such revised U.S. or international prospectus as shall be provided to the Underwriters for use in connection with the offering of the Shares that differs from the U.S. or international prospectus on file with the Commission at the time the Registration Statement became effective including, in each case, all docu-ments incorporated or deemed incorporated by reference therein, if any, and including any U.S. or international prospectus subject to completion and any term sheet meeting the requirements of Rule 434(c), filed pursuant to Rule 424(b), in the respective forms used to confirm sales of the Shares, whether or not filed with the Commission pursuant to Rule 424(b) under the Act, are hereinafter referred to collectively as the "Prospectus."

          3.  Agreements to Sell and Purchase.  On the basis of the
              -------------------------------
representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, the Company agrees to issue and sell to each of the U.S. Underwriters, and each of the U.S. Underwriters agrees, severally and not jointly, to purchase from the Company, at a price per
share of $[     ] (the "Purchase Price") the aggregate number of Firm
Shares set forth opposite the name of such U.S. Underwriter in Schedule I hereto.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each of the International Managers, and each of the International Managers agrees, severally and not jointly, to purchase from the Company at the Purchase

Price the aggregate number of Firm Shares set forth opposite the name of such International Manager in Schedule II hereto.

          On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, the Company agrees to issue and sell to the U.S. Underwriters, and the U.S. Underwrit-ers shall have a right to purchase, severally and not jointly, from time to time, up to an aggregate of 2,250,000 Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be pur-chased, each U.S. Underwriter, severally and not jointly, agrees to pur-chase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule I hereto bears to the total number of Firm Shares.

          The Company hereby agrees, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by the persons named on Schedule III (each of the directors and executive officers of the Company and certain stockholders of the Company, reflecting consum-mation of the Goldwyn Merger and the MPCA Merger by the Company), pursuant to which each such person will agree not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of (whether directly or indirectly), without the prior written consent of DLJ, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire, Common Stock or enter into any agreement to do any of the foregoing (whether directly or indirectly), for a period of 180 days after the date of the Prospectus, except (A) pursuant to this Agreement, (B) pursuant to stock options or stock option plans referred to in the Prospec-tus or (C) that, in the case of the Goldwyn Family Trust, it may sell any of its shares of Common Stock received upon the conversion pursuant to the Goldwyn Merger of 875,000 shares of Goldwyn common stock received pursuant to the option agreement dated April 13, 1993 by and among Goldwyn, Samuel Goldwyn, Jr. and the Goldwyn Family Trust, as such option agreement is further de-scribed in the Goldwyn Merger Agreement.

          Each U.S. Underwriter hereby makes to the Company the represen-tations and agreements of such U.S. Underwriter contained in the fifth paragraph of Section 3 of the Agreement Between U.S. Underwriters and International Managers of even date herewith. Each International Manager hereby makes to the Company the representations and agreements of such International Underwriter contained in the seventh, eighth, ninth and tenth paragraphs of Section 3 of such Agreement.

          4.  Delivery and Payment.  Delivery to you of and payment for the
              --------------------
Firm Shares shall be made at 9:00 A.M., New York City time, on the third or fourth business day, unless otherwise permitted by the Commission pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), (such time and date being referred to as the "Closing Date") following the date of the public offering of the Firm Shares as advised by the Representatives to the Company, at such place as you shall reasonably designate. The Closing Date and the location of delivery of the Firm Shares may be varied by agreement between the Representatives and the Company.

          Delivery to the U.S. Underwriters of and payment for any Ad-ditional Shares to be purchased by the U.S. Underwriters shall be made at such place as the U.S. Representatives shall designate in writing, at 9:00 A.M., New York City time, on such date or dates (individually, an "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, as shall be specified in a written notice from the U.S. Representatives to the Company of the U.S. Underwriters' determination to purchase a number, specified in said notice, of Additional Shares. Any such notice may be given at any time not later than 30 days after the date of this Agreement. Any Option Closing Date and the location of delivery of and payment for the Additional Shares may be varied by agreement among the U.S. Representatives and the Company.

          Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be, and shall be made available to you at such place as you shall reasonably request for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Clos-ing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares (or such other method of delivery as may be acceptable to you) shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes payable upon initial issuance thereof duly paid by the Company, for the respective accounts of the Underwriters against payment of the Purchase Price by wire transfer payable in same day funds, to an account or accounts designated in writing by the Company.

          5.  Agreements of the Company.  The Company agrees with each of
              -------------------------
the Underwriters that:

          (a) It will, if the Registration Statement has not heretofore become effective under the Act, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A under the Act, a post-effective amendment to the Registration Statement, in each case as soon as practicable after the execution and delivery of this Agreement, and will use all reasonable efforts to cause the Registra-tion Statement or such post-effective amendment to become effective at the earliest possible time. The Company will comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 430A, and if applicable, Rule 462, under the Act.

          (b) It will advise you promptly and, if requested by you, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission or any state securities commission or regulatory authority that relate to the Registration Statement or requests by the Com mission or any state securities commission or regulatory authority for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (iv) of the happening of any event during such period as in your judgment the Underwriters are required to deliver a prospectus in connection with sales of the Shares which makes any statement of a material fact made in the Registration Statement untrue or which requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order by the Commission or order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, and, if at any time the Commis-sion shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c) It will furnish to you without charge two (2) copies of the signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits filed therewith, and will furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may rea-sonably request.

          (d) It will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospec-tus, of which you shall not previously have been advised and provided a copy within two business days prior to the filing thereof (or such reasonable amount of time as is necessitated by the exigency of such amendment or supplement) or to which you shall reasonably object; and it will prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and will use all reasonable efforts to cause any amendment to the Registration Statement to become effective as promptly as possible.

          (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period in your reasonable judgment as a prospectus is required to be delivered in connection with sales of the Shares by the Underwriters, it will furnish to each Underwriter and dealer without charge as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Under-writers and dealers may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by any Underwriter or any dealer, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Pro-spectus is required by the Act or the Exchange Act to be delivered in connection therewith.

          (f) If during such period specified in Paragraph (e) any event shall occur as a result of which it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing as of the date the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, it will promptly prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing as of the date the Prospectus is so delivered, be misleading, and will comply with applicable law, and will furnish to each Underwriter and dealer without charge such number of copies thereof as such Underwriters and dealers may reasonably request.

          (g) Prior to any public offering of the Shares, it will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale by the Underwriters under the state securities or Blue Sky laws of such jurisdictions as you may reasonably request (provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject). The Company will continue such qualification in effect so long as required by law for distribution of the Shares. The Company will inform the Florida Department of Banking and Finance if, prior to the completion of the distribution of the Shares by the Underwriters, the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days of the commencement thereof or after a change to any such previously reported information.

          (h) It will make generally available to its security holders as soon as reasonably practicable a consolidated earnings statement covering a period of at least twelve months beginning after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder and will advise you in writing when such statement has been so made available.

          (i) During the period of five years hereafter, the Company will furnish to you as soon as avail able, a copy of each report of the Company mailed to shareholders or filed with the Commission.

          (j) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, it will pay and be responsible for all costs, expenses and fees in connection with or incident to (i) the printing, processing, filing, distribution and delivery under the Act or the Exchange Act of the Registration Statement, each preliminary prospectus, the Prospectus and all amend-ments or supplements thereto, (ii) the printing and delivery of this Agreement, any memoranda describing state securities or Blue Sky laws and all other agreements, memoranda, correspondence and other documents printed, distributed and delivered in connection with the offering of the Shares, (iii) the registration with the Commission and the issuance and delivery of the Shares, (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (g) above (including, in each case, the fees and disbursements (including filing fees) of counsel relating to such registration or qualification and blue sky memoranda relating thereto (which amounts referred to in this clause (iv) are not expected to exceed $25,000), (v) furnishing such copies of the Registration Statement, Prospectus and preliminary pro-spectus, and all amendments and supplements to any of them, as may be reasonably requested by you, (vi) any filing fees incurred in connec-tion with the filing, registration and clearance with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering of the Shares, (vii) the listing of the Shares on the American Stock Exchange, (viii) any "qualified independent under-writer" as required by Schedule E of the Bylaws of the NASD (including fees and disbursements of counsel for such qualified independent underwriter) and (ix) the performance by the Company of its other obligations under this Agreement, the cost of its personnel and other internal costs and the cost of printing and engraving the certificates representing the Shares; provided, that the Company shall have no liability or obligation with respect to any fees or expenses of counsel to the Underwriters, except as provided in clause (iv) above, or for any costs of personnel or other internal costs of the Underwriters.

          (k) It will use the proceeds from the sale of the Shares in the manner described in the Prospectus under the caption "Use of Proceeds."

          (l) It will cause the Shares to be listed on the American Stock Exchange and will use its reasonable best efforts to maintain such listing while any of the Shares are outstanding.

          (m) It will use all reasonable efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Shares.

          6.  Representations and Warranties.  The Company represents and
              ------------------------------
warrants to each of the Underwriters that:

          (a) When the Registration Statement becomes effective, including at the date of any post-effective amendment, at the date of the Prospectus (if different) and at the Closing Date, the Registration Statement will comply in all material respects with the provisions of the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospec-tus and any supplements or amendments thereto will not at the date of the Prospectus, at the date of any such supplements or amendments and at the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warran-ties contained in this paragraph (a) shall not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment to them) made in reliance upon and in confor-mity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you ex-pressly for use therein. The Company acknowledges for all purposes under this Agreement that the statements with respect to price and underwriting discount and the last paragraph, all on the cover page, and under the caption "Underwriting" in the Prospectus (or any amendment or supple-ment) constitute the only written information furnished to the Company by any Underwriter expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement to them) or any preliminary prospectus (collectively, the "Underwriter Information") and that the Underwriters shall not be deemed to have provided any other information (and therefore are not responsible for any such statement or omission).

          (b) The documents incorporated by reference into the Prospectus, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circum-stances under which they were or are made, not misleading.

          (c) Each preliminary prospectus filed as part of the Regis-tration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act.

          (d) The Company and each corporation, partnership, joint venture or other legal entity of which the Company owns, directly or in-directly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or similar governing body of such corporation, partnership, joint venture or other legal entity (each, a "Subsidiary" and, collectively, the "Subsidiaries"), has been duly organized, is validly existing as a corporation or other entity in good standing (where such concept is applicable) under the laws of its jurisdiction of organiza-tion and has the requisite power and authority to carry on its busi-ness as it is currently being conducted, to own, lease and operate its properties and, in the case of the Company, to execute, deliver and perform this Agreement and, on the Closing Date, the Entertainment Group Credit Facility, and each is duly qualified and is in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").

          (e) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued and are owned, directly or through Subsidiaries, by the Company. All of the ownership interests in each corporation, partnership, joint venture or other legal entity of which Metromedia International Telecommunications, Inc. ("MITI"), owns, directly or indirectly, less than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or similar governing body of such corporation, partnership, joint venture or other legal entity (each, a "MITI Minority Venture" and, collectively, the "MITI Minority Ven-tures") have been duly and validly authorized and issued and are owned, directly or through subsidiaries, by MITI in the percentages described in the Prospectus under the heading "Business-Communications Group-Communications Group Overview-Markets." All such ownership interests are (to the extent such concept is applicable) fully paid and nonassessable, and are owned free and clear of any security inter-est, mortgage, pledge, claim, lien or encumbrance (each, a "Lien"), except for Liens arising (x) on the date hereof, under (i) the Fi-nancing and Security Agreement dated as of October 23, 1992 between the Company and Deutsche Financial Services Corporation, as amended,
     (ii) the Credit, Security and Guaranty Agreement dated as of November 1, 1995 among Orion Pictures Corporation, the Corporate Guarantors referred to therein, the Lenders referred to therein, and Chemical Bank and (iii) the Credit Agreement dated as of November 1, 1995 be-tween the Company and Chemical Bank ((i), (ii) and (iii) being referred to collectively as the "Existing Credit Facilities") and
     (y) on the Closing Date, under the Entertainment Group Credit Facili-ty. There are no outstanding subscriptions, rights, warrants, op-tions, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary or any MITI Minority Venture, except for, on the date hereof, Liens pursuant to the Existing Credit Facilities or, on the Closing Date, Liens pursuant to the Entertainment Group Credit Facility.

          (f) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization"; all the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or other similar rights; the Shares have been duly authorized for issuance and sale to the Underwriters pur-suant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; the capital stock of the Company, including the Common Stock, conforms in all material respects to all statements relating thereto in the Prospectus and the Registration Statement; and the issuance of the Shares by the Company will not be subject to preemptive or other similar rights.

          (g) Except as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of the Subsidiaries nor, to the best knowledge of the Company, any of the MITI Minority Ventures is (i) in violation of its respective charter or bylaws or other organizational or partnership document or (ii) in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other con-tract, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of the Subsidiar-ies is subject.

          (h) This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due execution and delivery hereof by you).

          (i) The execution and delivery of this Agreement by the Company, the issuance and sale of the Shares, the performance of this Agreement and the consummation of the transactions contemplated by this Agree-ment will not (x) conflict with or result in a breach or violation of the charter or bylaws or other organizational or partnership document of the Company or any of the Subsidiaries or any of the MITI Minority Ventures, (y) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) a Lien (except for Liens pursuant to the Entertainment Group Credit Facility) with re-spect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or in-strument to which the Company or any of the Subsidiaries or any of the MITI Minority Ventures is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Sub-sidiaries or any of the MITI Minority Ventures is or may be subject, or (z) contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of the MITI Minority Ventures or any of their properties, or violate or conflict with any statute, rule or regulation or ad-ministrative or court decree applicable to the Company or any of the Subsidiaries or any of the MITI Minority Ventures, or any of their respective proper-ties (other than state securities or blue sky laws, as to which no representation or warranty is made), except in the case of any of the foregoing as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (j) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of the Subsidiaries or, to the best knowledge of the Company, any of the MITI Minority Ventures, or any of their respective properties, which could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby, and to the best of the Company's knowledge, no such pro-ceedings are contemplated or threatened. No agreement, contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed.

          (k) To the best of the Company's knowledge, no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any Federal or state governmental agency or body which prevents or makes unlawful the issuance of the Shares, suspends the effectiveness of the Registration Statement, prevents or suspends the use of any preliminary prospectus or suspends the sale of the Shares in any jurisdiction referred to in Section 5(g) hereof; no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued with respect to the Company or any of the Subsidiaries which would prevent or suspend the issuance or sale of the Shares, the effectiveness of the Regis-tration Statement, or the use of any preliminary prospectus in any jurisdiction referred to in Section 5(g) hereof; no action, suit or proceeding is pending against or, to the best of the Company's knowledge, threatened against or affecting the Company or any of the

     Subsidiaries before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely deter-mined, could reasonably be expected to materially interfere with or adversely affect the issuance of the Shares or in any manner draw into question the validity of this Agreement; and every request of the Com-mission or any securities authority or agency of any jurisdiction for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with in all material respects.

          (l) Except as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of the Subsidiaries is in compliance with all federal, state or local laws and regulations ("Environmental Laws") relating to pollu-tion or protection of human health or the environment, or otherwise relating to the use, treatment, storage, disposal, transport or handling of toxic or hazardous substances or wastes, or petroleum products ("Materials of Environmental Concern"), including compliance with all permits, licenses, approvals or authorizations ("Permits") required under any Environmental Laws, and (ii) the Company, any of the Subsidiaries or any person or entity for whom the Company or any Subsidiary has retained or assumed (either contractually or by opera-tion of law) liability therefor (collectively, the "Covered Persons"),
     (A) neither the Company nor any of the Subsidiaries has received any communication from any person or entity alleging violation of any Environmental Laws by any of the Covered Persons, and there is no pending or threatened claim, action, investigation or notice for site investigations, clean up, response costs, natural resources or proper-ty damages, personal injuries, attorney's fees, or penalties (collec-tively, "Environmental Claims") asserted or pending against any of the Covered Persons, and (B) there are no conditions that, to the best knowledge of the Company, could reasonably be expected to form the basis of any Environmental Claim against any of the Covered Persons.

          (m) Neither the Company nor any of the Subsidiaries has violated any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder, nor has the Company or any of the Subsidiaries engaged in any unfair labor practice, which in each case described in this sentence could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Company or any of the Subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collec-tive bargaining agreement is so pending against the Company or any of the Subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its Sub-sidiaries or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of the Subsidiaries and, to the best knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause
     (i), (ii) or (iii) above, singly or in the aggregate) such as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (n) The Company and each of its Subsidiaries and the MITI Minority Ventures has good and marketable title, free and clear of all Liens, to all property and assets described in the Registration Statement as being owned by it, except (x) on the date hereof, for Liens pursuant to the Existing Credit Facilities and (y) on the Closing Date, for Liens pursuant to the Entertainment Group Credit Facility, and except for Liens that could not, singly or in the aggre-gate, reasonably be expected to result in a Material Adverse Effect. All leases to which the Company or any Subsidiary is a party are valid and binding (except where the failure to be valid and binding could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect) and no default has occurred or is continuing thereunder (which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect) and the Company and each of its Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or any such Subsidiary.

          (o) The firms of accountants that have certified or shall certify the applicable consolidated financial statements and suppor-ting schedules of the Company and its predecessors and of Goldwyn filed or to be filed with the Commission as part of the Registration Statement and the Prospectus are independent public accountants with respect to the Company and its predecessors and Goldwyn, as the case may be, as required by the Act. The consolidated historical and pro
                                                                      ---
     forma financial statements, together with related schedules and notes,
     -----
     set forth in the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act. Such historical financial statements fairly present the consolidated financial position of the Company at the respective dates indicated and the results of their operations and their cash flows for the re-spective periods indicated, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. Such pro forma financial statements have been prepared on a
                    --- -----
     basis consistent with such historical statements, except for the pro
                                                                      ---
     forma adjustments specified therein, and give effect to assumptions
     -----
     made on a reasonable basis and present fairly the proposed transac-tions contemplated by the Prospectus and this Agreement. The other financial and statistical information and data included in the Prospectus and in the Registration Statement, historical and pro
                                                                  ---
     forma, are, in all material respects, accurately presented and
     -----
     prepared on a basis consistent with such financial statements and the books and records of the Company and its predecessors and Subsidiar-ies.

          (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and up to the Closing Date, except as otherwise disclosed therein, neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and the Subsidiaries taken as a whole, nor entered into any transac-tion not in the ordinary course of business that is material to the Company and its Subsidiaries, taken as a whole, and there has not been, singly or in the aggregate, any material adverse change, or any development which could reasonably be expected to have a Material Adverse Effect.

          (q) All tax returns required to be filed by the Company or any of the Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

          (r) On the Closing Date, no authorization, approval or consent or order of, or filing with, any court or governmental body or agency is necessary in connection with the transactions contemplated by this Agreement, except such as may be required by the NASD or have been obtained and made under the Act, the Exchange Act or state securities or Blue Sky laws or regulations, and except those where the lack thereof could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

          (s) Except as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Compa-ny, the Subsid-iaries and the MITI Minority Ventures has all certificates, consents, exemptions, orders, permits, licenses, authorizations or other approv-als (each, an "Authorization") of and from, and has made all declara-tions and filings with, all Federal, state, local and other govern-mental authorities, domestic or foreign, all self-regulatory organiza-tions and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, (ii) all such Authorizations are valid and in full force and effect and (iii) the Company, the Subsidiaries and the MITI Minority Ventures are in com-pliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and gov-erning bodies having jurisdiction with respect thereto.

          (t) Neither the Company nor any of the Subsidiaries is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (u) No holder of any security of the Company has or will have any right to require the registration of such security by virtue of any transaction contemplated by this Agreement, except for regis-tration rights granted in connection with the Goldwyn Merger to
     (i) Samuel Goldwyn, Jr. and (ii) holders of shares of Goldwyn common stock with respect to Common Stock received by such holders upon the exercise of certain options, as further described in the Goldwyn Merger Agreement, and registration rights granted to the two stock-holders of MPCA in connection with the MPCA Merger, none of which rights are applicable to the registration of the sale of the Shares.

          (v) The Shares have been approved for listing on the American Stock Exchange, subject to notice of issuance.

          (w) The Company and the Subsidiaries possess all rights in and to the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") presently employed by them in connection with the busi-nesses now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not, to the best of the Company's knowledge, in-fringe on the rights of any person except for infringements which, if proven, could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (x) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to the terms hereof shall be deemed to be a representation and war-ranty by the Company to each Underwriter as to the matters covered thereby.

          (y) Neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of law.

          (z) The Company and each Subsidiary maintains insurance covering their properties, operations, personnel and businesses. Such in-surance insures against such losses and risks as are reasonably adequate in accordance with customary industry practice to protect the Company and its Subsidiaries and their businesses.

          (aa) At Closing, the Company, the Goldwyn Merger Sub, Goldwyn, the MPCA Merger Sub and MPCA (each, a "Merger Party" and, collectively the "Merger Parties") have, to the extent each is or will be a party thereto, all requisite corporate power and authority to execute, de-liver and perform their respective obligations under the Goldwyn Merger Agreement and the MPCA Merger Agreement, as applicable, and all related documents and agreements (collectively, the "Transaction Docu-ments"); each of the Transaction Documents has been duly and validly authorized, executed and delivered by the Merger Parties, to the extent each is a party thereto, and each constitutes a valid and legally binding agreement of the Merger Party enforceable against each Merger Party in accordance with its terms (assuming due authorization, execution and delivery of each Transaction Document by any other party thereto) except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights general-ly and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); except as set forth in the Prospectus, no consent, approval, authorization or order of any court or governmental agency or body is required for the performance of any of the Transaction Documents by each of the Merger Parties, to the extent each is a party thereto, or the consummation by each of the Merger Parties of any of the transac-tions contemplated thereby, except such as may be required and have been obtained, or upon effectiveness of the Registration Statement, will have been obtained, under the Act or state securities or "Blue Sky" laws. The Goldwyn Merger and the MPCA Merger have each been effected in accordance with Delaware and all other applicable law.

          (ab) At Closing, the execution, delivery and performance by the Merger Parties, to the extent each is a party thereto, of each of the Transaction Documents, and the consummation by the Merger Parties of the transactions contemplated thereby, will not violate, conflict with or constitute or result in a breach of or a default under (or an event which, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any of the Transaction Documents or any other indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or agreement or instrument to which the Merger Party, is a party or to which any of their respective properties or assets are subject, which violation, conflict, breach or default could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws of the Merger Party, or (iii) (assuming compliance with all applicable state securities and "Blue Sky" laws) any statute, judg-ment, decree, order, rule or regulation of any court, governmental agency or other body or self regulatory organization applicable to each Merger Party, or any of their respective properties or assets, which violation, conflict, breach or default in the case of this clause (iii) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (ac) None of the Company, any of the Subsidiaries or any of the MITI Minority Ventures is in violation of any statute, law, ordinance, governmental rule or regulation or any judgment, decree, rule or order of any court, governmental agency or authority applicable to the Company, any of the Subsidiaries or any of the MITI Minority Ventures or any of their properties or assets, except such violations as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.  Indemnification.
              ---------------

          (a) The Company and each of the Subsidiaries, jointly and severally, agree to indemnify and hold harmless (i) each of the Under-writers and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Underwriters (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the re-spective officers, directors, partners, employees, representatives and agents of any of the Underwriters or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A(b) promulgated under the Act, if applicable, or the Prospectus (including any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, provided, however, that (i) this indemnity
                                --------  -------
     agreement shall not apply to such losses, claims, damages, liabili-ties, judgments, actions or expenses to the extent they are caused by an untrue statement or omission or alleged untrue statement or omis-sion that is made in reliance upon and in conformity with the Underwriter Information and (ii) the foregoing indemnity agreement with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or Supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the

     Prospectus as amended or supplemented). The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

          (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indem-nified Persons with respect to which indemnity may be sought against the Company or any Subsidiary, such Underwriter (or the Underwriter controlled by such controlling person) shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company or any of the Subsidiaries of its obli-gations pursuant to this Agreement or otherwise, except to the extent that the Company or such Subsidiary, as the case may be, shall have been prejudiced in any material respect by such failure (as determined by a court of competent jurisdiction pursuant to a final judgment not subject to appeal or review)) and the Company and the Subsidiaries shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Persons and the payment of all fees and expenses in connection therewith. Such Indemnified Person shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company failed promptly to assume the defense and employ counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Company or an affiliate of the Company, and such Indemnified Person shall have been reasonably advised by counsel that a conflict may exist between such Indemnified Person and the Company or such af-filiate (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person; it being understood, however, that the Company and the Subsidiaries shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Persons, which firm shall be designated by the Representatives). Each of the Company and the Subsidiaries shall not be liable for any settlement of any such action or proceeding effected without the Company's prior written consent, but if settled with the prior written consent of the Company, which consent will not be unreasonably withheld, the Company and the Subsidiaries each agrees to indemnify and hold harmless any Indemni-fied Person from and against any loss, claim, damage, liability or ex-pense by reason of any such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the Company to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the Company and the Subsidiaries each agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by the Company of the aforesaid request, and (ii) the Company and the Subsidiaries shall not have reimbursed the Indem-nified Person in accordance with such request prior to the date of such settlement. Neither the Company nor any of the Subsidiaries shall, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of judgment in or other-wise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, con-sent or termination includes an unconditional release of each Indemni-fied Person from all liability arising out of such action, claim, litigation or proceeding.

          (c) Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its of-ficers who sign the

     Registration Statement, any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company and the Subsidiaries to each of the Indem-nified Persons, but only with respect to claims and actions based on Underwriter Information relating to such Underwriter. In case any action or proceeding (including any governmental investigation) shall be brought or asserted against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing sentence, the Underwriter shall have the rights and duties given to the Company by Section 7(b) above (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and par-ticipate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers, and each such controlling person shall have the rights and duties given to the Indemnified Person by
     Section 7(b) above.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indem-nifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party (with the Company and the Subsidiaries being considered as one) on the one hand and the indemnified party on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable consider-ations. The relative benefits received by the Company and the Sub-sidiaries, on the one hand, and any of the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commis-sions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Sub-sidiaries (on the one hand) and the Underwriters (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of any party set forth herein shall be in addition to any liability or obligation such party may otherwise have to the other party.

          The Company, the Subsidiaries and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
     Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the e-quitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, none of the Under-writers (and their related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Shares pur-chased by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares pur-chased by each of the Underwriters hereunder and not joint.

          8.  Conditions of Underwriters' Obligations.  The several
              ---------------------------------------
obligations of the Underwriters to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except that such phrase "in all material respects" shall be disregarded to the extent that any such representation and warranty is qualified by "material," "Material Adverse Effect" or any similar terms or by any phrase using any of such terms) on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company shall have in all material respects performed or complied with all of its obligations and agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (b) (i) The Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A promulgated under the Act, such post-effective amendment shall have become effective) not later than 9:00 A.M. (and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 P.M.), New York City time, on the date of this Agree-ment or at such later date and time as you may approve in writing,
     (ii) at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or threatened by the Commission and every request for additional information on the part of the Commission shall have been complied with in all material respects, and (iii) no stop order suspending the sale of the Shares in any jurisdiction referred to in
     Section 5(g) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Shares; no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares; and on the Closing Date, no action, suit or proceeding shall be pending against, or, to the knowledge of the Company, threatened against the Company, any of the Subsidiaries or any of the MITI Minority Ventures before any court or arbitrator or any governmental body, agency or official which, if adversely deter-mined, would interfere with or adversely affect the issuance of the Shares or could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (d) Except as disclosed in the Registration Statement or the Prospectus, (i) since the date hereof or since the latest balance sheet date included in the Registration Statement and the Prospectus, there shall not have been any material adverse change in the proper-ties, business, results of operations, condition (financial or other-wise) or prospect of the Company and the Subsidiaries taken as a whole (a "Material Adverse Change"), (ii) since the date of the latest bal-ance sheet included in the Registration Statement and the Prospectus, there shall not have been any material change in the capital stock or long-term debt, or material increase in short-term debt, of the Company or any of the Subsidiaries and (iii) the Company and the Subsidiaries shall have no liability or obligation, direct or contingent, that is material to the Company and the Sub-sidiaries taken as a whole and is required to be disclosed on a balance sheet in accordance with GAAP and is not disclosed on the latest balance sheet included in the Registration Statement and the Prospectus.

          (e) You shall have received a certificate of the Company, dated the Closing Date, executed in the name of and on behalf of the Compa-ny, by the President or any Senior Vice President and a principal financial or accounting officer of the Company confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and
     (d) of this Section 8.

          (f)  On the Closing Date, you shall have received:

               (1) an opinion (reasonably satisfactory to you and your counsel), dated the Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company, in the form attached hereto as
     Schedule IV.

               (2) an opinion (satisfactory to you and your counsel), dated the Closing Date, of Rubin Baum Levin Constant & Friedman, coun-sel for the MITI Joint Ventures (defined below), to the effect that:

                         (i)     each corporation, partnership, joint
          venture or other legal entity of which MITI owns, directly or indirectly, an equity interest the holders of which are generally entitled to vote for the election of the Board of Directors or similar governing body of such corporation, partnership, joint venture or other legal entity (each, a "MITI Joint Venture" and, collectively, the "MITI Joint Ventures") is a validly existing corporation or partnership in good standing under the laws of its jurisdiction of formation and has the requisite power and author-ity to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

                         (ii)    all of the equity interests in each of
          the MITI Joint Ventures have been validly issued, and the equity interests in each of the MITI Joint Ventures are owned, directly or indirectly, by MITI in the percentages set forth in the Pro-spectus under the heading "Business--Communications Group--Commu-nications Group Overview--Markets," and are owned free and clear of any Lien;

                         (iii) to the best knowledge of such counsel, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving any of the MITI Joint Ventures or to which any of their respective properties is subject of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus;

                         (iv) the execution and delivery of this Agree-ment by the Company, the issuance and sale of the Shares, the performance of this Agreement and the consummation of the tran-sactions contemplated by this Agreement will not result in a breach or violation of any of (A) any of the respective organi-zational documents of any of the MITI Joint Ventures, or (B) to the best knowledge of such counsel, constitute a default under any statute, rule or regulation to which any of the MITI Joint Ventures is bound or to which any of the properties of any of the MITI Joint Ventures is subject, or (C) any order of any court or governmental agency or body having jurisdiction over any of the MITI Joint Ventures or any of their properties which conflict, breach or default in each of the cases described in clauses (B) and (C) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (3) Rubin Baum Levin Constant & Friedman shall addition-ally state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representa-tives and your counsel in connection with the preparation of the Registration Statement and Prospectus and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as indicated above); and such counsel advises you that, on the basis of the fore-going, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement (as amended or supplemented, if applicable), at the time such Registration Statement or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact re-quired to be stated therein or necessary to make the statements there-in not misleading (other than information omitted therefrom in reliance on Rule 430A under the Act), or the Prospectus (as amended or supplemented), as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may further state that it assumes no responsibility for, and has not independently verified, the ac-curacy, completeness or fairness of the financial statements, notes and schedules and other financial data included or incorporated by reference in the Registration Statement.

               (4) a Reliance Letter from each of Paul, Weiss, Rifkind, Wharton & Garrison and Rosenfeld, Meyer & Susman, L.L.P. with respect to their legal opinions delivered pursuant to the Goldwyn Merger Agreement and related agreements.

          (g) You shall have received an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom ("Skadden Arps"), counsel for the Underwriters, in form and substance reasonably satisfactory to you.

          (h) You shall have received letters on and as of the date hereof as well as on and as of the

     Closing Date (in the latter case constituting an affirmation of the statements set forth in the former), in form and substance satisfac-tory to you, from KPMG Peat Marwick LLP, Ernst & Young LLP, and Price Waterhouse LLP, each independent accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (i) Skadden Arps shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (j) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

          (k) At the Closing Date, the Shares shall have been approved for listing on the American Stock Exchange, subject to notice of issuance.

          (l) You shall have received each of the opinions required to be delivered under any of the other Transaction Documents, together with appropriate reliance letters addressed to the Underwriters.

          (m) Except as disclosed in the Registration Statement or the Prospectus, there shall have been no amendments, alterations, modifi-cations, or waivers of any provisions of the Transaction Documents since the date of the execution and delivery thereof by the parties thereto other than those which under the Act are not required to be disclosed in the Prospectus or any supplement thereto.

          (n) Prior to or concurrently with the purchase and sale of the Shares hereunder, the Company, Orion and Goldwyn shall have entered into the Entertainment Group Credit Facility and each of the Company, Orion and Goldwyn shall have satisfied all condi-tions to borrowing under such credit facility and you shall have re-ceived counterparts, conformed as executed, of such credit facility. All conditions precedent to the consummation of the Entertainment Group Credit Facility, other than the consummation of the Goldwyn Merger and the MPCA Merger shall have been satisfied.

          (o) Anything herein to the contrary notwithstanding, the respec-tive closings under this Agreement of the issuance and sale of the U.S. Shares and the International Shares to the U.S. Underwriters and the International Managers, respectively, are hereby expressly made conditional on one another.

          9.  Defaults.  If on the Closing Date or any Option Closing Date,
              --------
as the case may be, any of the Underwriters shall fail or refuse to purchase Firm Shares or Additional Shares, as the case may be, which it has agreed to purchase hereunder on such date, and the aggregate amount of Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter(s) agreed but failed or refused to purchase does not exceed 10% of the total number of Shares to be purchased on such date by all of the Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the
                                  --------
number of Firm Shares or Additional Shares, as the case may be, that any Underwriter has agreed to purchase pursuant to Section 3 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If, on the Closing Date or on the Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or the Additional Shares, as the case may be, with respect to which such default exceeds 10% of such total number of the Shares to be purchased on such date by all Underwriter(s) and arrangements satis factory to the other Underwriter(s) and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Under-writer(s) or the Company, except as otherwise provided in this Section 9. In any such case that does not result in termination of this Agreement, the Underwriters or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for not longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default by any such Under-writer under this Agreement.

          10.  Effective Date of Agreement and Termination.  This Agreement
               -------------------------------------------
shall become effective upon the later of (i) the execution and delivery of this Agreement by the parties hereto, (ii) the effectiveness of the Registration Statement, and (iii) if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, the effectiveness of such post-effective amendment.

          This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Company if any of the following has occurred: (i) subsequent to the date the Registration Statement is declared effective or the date of this Agreement, any Material Adverse Change occurs which, in the judgment of DLJ on behalf of the Represen-tatives, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (ii) any outbreak or escala-tion of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis or emergency would, in the judgment of DLJ on behalf of the Representatives, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the Ameri-can Stock Exchange, the Nasdaq Stock Market or in the over-the-counter mar-kets or any setting of minimum prices for trading on such exchanges or markets, (iv) any declaration of a general banking moratorium by Federal or New York authorities, (v) the taking of any action by any United States Federal or state or local government or agency in respect of its monetary or fiscal affairs that in the judgment of DLJ on behalf of the Representatives has a material adverse effect on the financial markets in the United States, and would, in the judgment of DLJ on behalf of the Representatives, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (vi) the enactment, publication, decree, or other promulgation of any United States Federal or state statute, regulation, rule or order of any court or other governmental authority which could, in the judgment of DLJ on behalf of the Represen-tatives, singly or in the aggregate, result in a Material Adverse Effect, or (vii) any securities of the Company or any of the Subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization, provided,
                                                              --------
that in the case of such "watch list" placement, termination shall be permitted only if such placement would, in the judgment of DLJ on behalf of the Representatives, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares or materially impair the investment quality of the Shares.

          The indemnity and contribution provisions and the other agreements, representations and warranties of the Company and of the Under-writers set forth in or made pursuant to this Agreement shall remain opera-tive and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriters pursuant to clauses (i) or (vii) of the second paragraph of this Section 10 or because of the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including the fees and dis-bursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(k) hereof.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any Indemnified Person referred to herein and their respec-tive successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Shares from any of the Underwriters merely because of such purchase.

          11.  Notices.  Notices given pursuant to any provision of this
               -------
Agreement shall be addressed as follows: (a) if to the Company, to it at Metromedia International Group, Inc., c/o Metromedia Company, One Meadow-lands Plaza, East Rutherford, New Jersey 07073, Attention: Arnold Wadler, General Counsel, with a copy to Paul, Weirs, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, Attention:
James M. Dubin, Esq., and (b) if to any Underwriter, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172,
Attention: Syndicate Department, and, in each case, with a copy to Skad-den, Arps, Slate, Meagher & Flom at 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Nick P. Saggese, Esq., or in any case to such other address as the person to be notified may have requested in writing.

          12.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
               -------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING

MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND THE SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          13.  Successors.  This Agreement will inure to the benefit of and
               ----------
be binding upon the Company, the Subsidiaries and the Underwriters and their respective successors and the officers and directors and other persons referred to in Section 7, and no other person will have any right or obligation hereunder.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company and you.

                                        Very truly yours,


                                        METROMEDIA INTERNATIONAL GROUP, INC.,
                                        on behalf of itself and, with respect
                                        to indemnification and related mat-
                                        ters, the Subsidiaries


                                        By: _______________________________
                                            Name:
                                            Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
FURMAN SELZ LLC
SCHRODER WERTHEIM & CO. INCORPORATED

Acting on behalf of themselves and as
representatives of the several U.S.
Underwriters named in Schedule I hereto

By:  DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION


By: _________________________
    Name:
    Title:


By:  FURMAN SELZ LLC


By: _________________________
    Name:
    Title:


By:  SCHRODER WERTHEIM & CO.
       INCORPORATED


By: _________________________
    Name:
    Title:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
FURMAN SELZ LLC
J. HENRY SCHRODER & CO. LIMITED

Acting on behalf of themselves and as
representatives of the several International
Managers named in Schedule II hereto

By:  DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION


By:
    -------------------------
    Name:
    Title:


By:  FURMAN SELZ LLC


By: _________________________
    Name:
    Title:


By:  J. HENRY SCHRODER & CO. LIMITED


By: _________________________
    Name:
    Title:

                                 SCHEDULE I

                                                 Number of
                                                Firm Shares
U.S. Underwriters                             to be Purchased
- -----------------                             ---------------

Donaldson, Lufkin & Jenrette
  Securities Corporation  . . . . . . . .
Furman Selz LLC . . . . . . . . . . . . .
Schroder Wertheim & Co. Incorporated  . .

   Total  . . . . . . . . . . . . . . . .         12,000,000
                                                  ==========

                                SCHEDULE II


                                                   Number of
                                                Firm Shares
International Managers                        to be Purchased
- ----------------------                        ---------------

Donaldson, Lufkin & Jenrette
  Securities Corporation  . . . . . . . .
Furman Selz LLC . . . . . . . . . . . . .
J. Henry Schroder & Co. Limited . . . . .

   Total  . . . . . . . . . . . . . . . .          3,000,000
                                                   =========

                                SCHEDULE III


                     Directors, Executive Officers and
                     ---------------------------------
                           Principal Stockholders
                           ----------------------



Carl C. Brazell
W. Tod Chmar
Goldwyn Family Trust
Samuel Goldwyn, Jr.
Meyer Gottlieb
John P. Imlay, Jr.
Clark A. Johnson
Silvia Kessel
John W. Kluge
Bradley R. Krevoy
Robert A. Maresca
John D. Phillips
Carl E. Sanders
Richard J. Sherwin
Steven Stabler
Stuart Subotnick
Arnold L. Wadler
Leonard White



                                     47